Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Air Methods Corporation:

We consent to the use of our reports dated March 11, 2009, with respect to the consolidated balance sheets of Air Methods Corporation (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2008 and the related consolidated financial statement schedule, Schedule II - Valuation and Qualifying Accounts and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (333-163467).

Our report with respect to the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board  Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007.

KPMG LLP

/s/ KPMG LLP

Denver, Colorado

January 29, 2010